Exhibit 99.2 Updated Clinical Data from Apex Phase 2 Study of Bezuclastinib in Advanced Systemic Mastocytosis Investor Webcast December 12, 2022 Presented at American Society of Hematology Conference December 11, 2022

This presentation and the accompanying oral commentary contain forward-looking statements that involve risks, uncertainties and assumptions. If the risks or uncertainties ever materialize or the assumptions prove incorrect, our results may differ materially from those expressed or implied by such forward looking statements. All statements other than statements of historical fact could be deemed forward-looking, including, but not limited to, any statements of the plans, strategies, and objectives of management for future operations, including our clinical development and commercialization plans and timelines; any projections of financial information; any statement about historical results that may suggest trends for our business; any statement of expectation or belief regarding future events; potential markets or market size, technology developments, our clinical and research pipelines, clinical and pre-clinical data or the implications thereof, enforceability of our intellectual property rights, competitive strengths or our position within the industry; any statements regarding the anticipated benefits of our collaborations or other strategic transactions; and any statements of assumptions underlying any of the items mentioned. These statements are based on estimates and information available to us at the time of this presentation and are not guarantees of future performance. Actual results could differ materially from our current expectations as a result of many risks and uncertainties, including but not limited to, risks associated with: the potential impacts of raising additional capital, including dilution to our existing stockholders, restrictions our operations or requirements that we relinquish rights to our technologies or product candidates; business interruptions resulting from the coronavirus disease outbreak or similar public health crises, which could cause a disruption of the development of our product candidates and adversely impact our business; the success, cost, and timing of our product development activities and clinical trials; the timing of our planned regulatory submissions to the FDA for our product candidate bezuclastinib and feedback from the FDA as to our plans; our ability to obtain and maintain regulatory approval for our bezuclastinib product candidate and any other product candidates we may develop, and any related restrictions, limitations, and/or warnings in the label of an approved product candidate; the potential for our identified research priorities to advance our bezuclastinib product candidate; the ability to license additional intellectual property relating to our product candidates from third-parties and to comply with our existing license agreements and collaboration agreements; the ability and willingness of our third-party research institution collaborators to continue research and development activities relating to our product candidates; our ability to commercialize our products in light of the intellectual property rights of others; our ability to obtain funding for our operations, including funding necessary to complete further development and commercialization of our product candidates; the scalability and commercial viability of our manufacturing methods and processes; the commercialization of our product candidates, if approved; our plans to research, develop, and commercialize our product candidates; our ability to attract collaborators with development, regulatory, and commercialization expertise; our expectations regarding our ability to obtain and maintain intellectual property protection for our product candidates; among others. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to our business in general, see our periodic filings filed from time to time with the Securities and Exchange Commission. Unless as required by law, we assume no obligation and do not intend to update these forward- looking statements or to conform these statements to actual results or to changes in our expectations. All of Cogent Biosciences, Inc. (“Cogent”) product candidates are investigational product candidates and their safety and efficacy have not yet been established. Cogent has not obtained marketing approval for any product, and there is no certainty that any marketing approvals will be obtained or as to the timelines on which they will be obtained. Any data pertaining to Cogent product candidates is interim data and may include investigator-reported interim data for which Cogent has not yet independently reviewed the source data. The interim data may not be representative of the final results that may be obtained in the corresponding trials and results from earlier trials may not be representative of results obtained in later trial or pivotal trials. 2

Andrew Robbins Daniel J. DeAngelo, M.D., Ph.D. Jessica Sachs, M.D. President and Chief Executive Officer Chief of the Division of Leukemia Chief Medical Officer Dana-Farber Cancer Institute Introduction & Corporate Overview Andrew Robbins Introduction & Corporate Overview Review of Updated APEX Data with Bezuclastinib in Review of Initial APEX Data with Bezuclastinib in Advanced Dr. Daniel DeAngelo Dr. Daniel DeAngelo Advanced Systemic Mastocytosis (ASM) patients Systemic Mastocytosis (ASM) patients Andrew Robbins Andrew Robbins Presentation Summary Presentation Summary Andrew Robbins Q&A Dr. Jessica Sachs Dr. Daniel DeAngelo 3

Demonstrating differentiated profile as potential best-in-class selective KIT mutant inhibitor Building exciting portfolio of next-generation potent, selective kinase inhibitors Cash runway into 2025; $289.1 million as of September 30, 2022 4

Unmet Need Remains for Advanced Systemic Mastocytosis Patients

Disease Overview: Aggressive and life-threatening form of systemic mastocytosis (SM) that is primarily driven by KIT D816V mutation and leads to uncontrolled proliferation of mast cells (MC)[1,2]

- Subtypes: aggressive SM (ASM); SM with associated hematologic neoplasm (SM-AHN); mast cell leukemia (MCL)[1]
- Based on subtype, the median overall survival ranges from <6 months to 3-4 years[3,4]

Unmet Need Remains: Approved therapies with associated dose-limiting toxicities

- Reported toxicities for marketed therapies: nausea, vomiting, diarrhea, edema, intracranial bleeding, cognitive effects[5-7]


Neurological
Headache, brain fog, cognitive dysfunction, anxiety, depression
Systemic
Anaphylaxis
Cutaneous (skin)
Flushing of the face/neck/chest, hives, skin rashes, itching with or without rash
Gastrointestinal
Diarrhea, nausea, vomiting, abdominal pain, bloating, gastroesophageal reflux disease (GERD)
Other
Cardiovascular
Ear/Nose/Throat/Respiratory
Skeletal
Gynecological
Urinary

cogent BIOSCIENCES

References: 1Pardanani A. Am J Hematol. 2021;96(4):508-525. 2DeAngelo DJ et al. Nat Med. 2021;27(12):2183-2191. 3Ustun C et al. Haematologica. 2016;101(10):1133-1143. 4Lim K-H et al. Blood. 2009;113(23):5727-5736. 5AYVAKIT (avapritinib) [package insert]. Blueprint Medicines Corporation; 2021. 6Magliacane D et al., Transl Med UniSa. 2014;8:65-74. 7RYDAPT (midostaurin) [package insert]. Novartis Pharmaceuticals; 2021.

5

1 Systemic Mastocytosis: Estimated prevalence in the U.S. is 20,000–30,000 patients NonAdvSM Significant unmet medical need Comprises upwards of for clinically active, well- 1 90% of all cases of SM tolerated treatment options for this patient population AdvSM 1 Coltoff A, Mascarenhas J., 2019. 6

• Oral, selective, and type I tyrosine kinase inhibitor (TKI) with potent activity against KIT D816V, an activation loop mutation • Preclinically, highly active with specificity for mutations in KIT exons 9, 11, 17, and 18 1 • Spares closely related kinases, has minimal brain penetration, and favorable PK properties – Inhibition of closely related kinases have been linked to off-target toxicities, such as bleeding, edema, and 2, 3 pleural effusions Kinase Inhibition Profile of Clinical Stage and Approved KIT D816V Agents; Cell IC (nM) 50 KIT V560G/D816V Compound (HMC 1.2) WT KIT PDGFRα PDGFRβ CSF1R FLT3 KDR Bezuclastinib 14 121 > 10,000 > 10,000 > 10,000 > 1000 > 1000 Avapritinib 13 114 53 10 249 305 > 1000 BLU-263 6 355 21 6 161 345 > 1000 References: 1Guarnieri A. et al. Abstract P257 Molecular Cancer Therapeutics, 2021. 20(12_Supplement), P257-P257. 2Giles FJ et al, Leukemia. 7 2009;23(10):1698-1707. 3Liu S, Kurzrock R. Seminars in Oncology. 2015;42(6):863-875

Preliminary Safety and Efficacy from Apex, a Phase 2 Study of Bezuclastinib (CGT9486), a Novel, Highly Selective, Potent KIT D816V Tyrosine Kinase Inhibitor, in Adults with Advanced Systemic Mastocytosis (AdvSM)

Daniel J. DeAngelo[1], MD, PhD; Vinod Pullarkat[2], MD, MRCP; Miguel Piris-Villaespesa[3], MD; Tracy I. George[4,5], MD; Jay L. Patel[4,5], MD; Celalettin Ustun[6], MD; Prithviraj Bose[7], MD; LouAnn Cable[8]; Jessica Sachs[8], MD; Liangxing Zou[8], Lei Sun[8], PhD; Amanda Pilla[8], Benjamin Exter[8], PharmD; Hina A. Jolin[8], PharmD; Tsewang Tashi[4], MD

[1]Dana-Farber Cancer Institute, Department of Medical Oncology, Boston, Massachusetts; [2]City of Hope Medical Center, Hematology and Hematopoietic Cell Transplantation, Duarte, CA; [3]Hospital Universitario Ramón y Cajal, Madrid, Spain; [4]Huntsman Cancer Institute, University of Utah, Division of Hematology & Hematologic Malignancies, Salt Lake City, UT; [5]ARUP Laboratories, Salt Lake City, UT; [6]Rush University Medical Center, Division of Hematology, Oncology, and Cell Therapy, Chicago, Illinois; [7]The University of Texas MD Anderson Cancer Center, Houston, TX; [8]Cogent Biosciences, Inc., Waltham, MA

Real Challenges. Real Solutions.

Precision therapies for genetically defined diseases

Primary Endpoint • Dose Optimization: Incidence of AEs/SAEs, laboratory changes, PK, biomarkers, ORR • Expansion: ORR (confirmed CR, CRh, PR and CI) per mIWG-MRT-ECNM and assessed by Central Response Review Committee Other Endpoints • Safety/Tolerability: Incidence of AEs leading to dose modification, changes in Patient Reported Outcomes (PROs) • Efficacy: DOR, TTR, PFS, OS, pure pathologic response • PK/PD: plasma concentration of bezuclastinib, serum tryptase, KIT D816V burden 9 DeAngelo D,. et al. American Society of Hematology (ASH) 2022 Hybrid Congress; New Orleans, LA, 11 Oct 2022: Publication Number: 626

Patient Demographics and Characteristics

- 16 patients enrolled; median age: 69 years; Range: 33-87

	Total (N=16)	50mg BID (N=4)	100mg BID (N=3)	200mg BID (N=4)	400mg QD (N=5)
Male, n (%)	**13 (81)**	3 (75)	3 (100)	3 (75)	4 (80)
ECOG PS 0-1, n (%)	**14 (88)**	4 (100)	3 (100)	4 (100)	3 (60)
AdvSM Subtype per Central Eligibility Review, n (%)					
ASM	**3 (19)**	1 (25)	0 (0)	0 (0)	2 (40)
SM-AHN	**12 (75)**	3 (75)	2 (67)	4 (100)	3 (60)
MCL	**1 (6)**	0 (0)	1 (33)	0 (0)	0 (0)
Prior therapy for AdvSM, n (%)[∫]					
Treatment Naïve*	**11 (69)**	3 (75)	2 (67)	3 (75)	3 (60)
Avapritinib	**3 (19)**	0 (0)	1 (33)	1 (25)	1 (20)
Midostaurin	**3 (19)**	0 (0)	1 (33)	1 (25)	1 (20)
***KIT* D816V in Whole Blood, Positive, n (%)**	**14 (88)**	4 (100)	3 (100)	3 (75)	4 (80)
Median KIT D816V VAF, % (range)[‡]	**10.6 (0.02-47.18)**	14.3 (0.02 – 37.4)	7.98 (7.04 – 32.28)	27.85 (8.7 – 47.18)	7.18 (0.93 – 13.48)
Median Bone Marrow MC Burden, % (range)	**30 (7-80)**	45 (20-70)	70 (30-80)	20 (7-30)	30 (10-80)
Median Serum Tryptase, ng/mL (range)	**178 (50-1578)**	334 (169-605)	253 (144-1578)	97 (67.9-121)	232 (50-370)

**Patients who have received no prior SM directed therapies*
[∫] Additional therapies included PEG interferon-α, cladribine, hydroxyurea, azacytidine, decitabine, brentuximab vedotin, and other
[‡] Includes patients with positive KIT D816V

cogent BIOSCIENCES

Data as of: 26Oct2022
DeAngelo D,. et al. American Society of Hematology (ASH) 2022 Annual Meeting; New Orleans, LA, 11 Oct 2022: Publication Number: 626

10

Safety and Tolerability of Bezuclastinib

Treatment Related Adverse Events in > 10% Patients and all Related SAEs

	Total (n=16)		TKI‡ Therapy Naïve (n=13)	Prior TKI‡ Exposure (n=3)	50 mg BID (n=4)	100 mg BID (n=3)	200 mg BID (n=4)	400 mg QD (n=5)
Preferred Term	**All grade**	**Grade ≥3**	**All grade**	**All grade**	**All grade**	**All grade**	**All grade**	**All grade**
Hair color changes	**4 (25)**	**0**	2	2	0	2	1	1
Taste disorder^	**4 (25)**	**0**	3	1	1	0	1	2
Neutropenia∫	**4 (25)**	**2 (13)**	4	0	1	1	1	1
Edema peripheral	**3 (19)**	**0**	1	2	0	0	1	2
Thrombocytopenia	**3 (19)**	**1 (6)**	3	0	0	1	0	2
Nausea	**2 (13)**	**0**	1	1	0	1	0	1
Fatigue	**2 (13)**	**0**	1	1	1	0	1	0
Vomiting	**2 (13)**	**0**	1	1	0	1	0	1
Anemia	**2 (13)**	**1(6)**	0	2	0	1	1	0
Hypersensitivity (mediator flare)#	**1 (6)**	**1(6)**	1	0	0	0	0	1

‡SM-directed therapy with midostaurin and avapritinib
^ Includes pooled preferred terms of terms of Taste disorder and Dysgeusia
∫Includes pooled preferred terms of Neutropenia, Neutrophil count decreased, and WBC decreased
#Serious adverse event

- The majority of TEAEs were of low grade with one related SAE and no related Grade 4 events
- No related cognitive effects or bleeding events reported
- The majority of hematological TEAEs were of low grade, reversible and did not require dose modification
- No discontinuations with 3 patients dose reduced due to TEAEs; one re-escalated to randomized dose cogent BIOSCIENCES

Data as of: 26Oct2022
DeAngelo D,. et al. American Society of Hematology (ASH) 2022 Annual Meeting; New Orleans, LA, 11 Oct 2022: Publication Number: 626

11

9 All patients in Apex were required to have platelet count ≥50 x 10 /L for 2 weeks prior to the first dose of study drug *Two patients excluded: (1) due to presence of essential thrombocythemia at baseline; (1) no post-baseline assessment Data as of: 26Oct2022 DeAngelo D,. et al. American Society of Hematology (ASH) 2022 Annual Meeting; New Orleans, LA, 11 Oct 2022: Publication Number: 626 12

– Serum Tryptase • 88% of patients achieved a ≥ 50% reduction • 85% median reduction • 50% achieved levels <20 ng/mL – Bone Marrow MC Burden • 100% of patients with at least 2 cycles of treatment achieved a ≥ 50% reduction a Three patients excluded: no post-baseline assessment available • 77% achieved complete clearance of mast cell aggregates by central review – KIT D816V VAF • 92% of patients with at least 2 cycles of treatment achieved a ≥ 50% reduction b Four patients excluded: (2) KIT D816V negative at baseline; (2) no post-baseline assessment available Data as of: 26Oct2022 13 DeAngelo D,. et al. American Society of Hematology (ASH) 2022 Annual Meeting; New Orleans, LA, 11 Oct 2022: Publication Number: 626

Patients included in mIWG-MRT-ECNM Response Evaluable Population

Part 1 Dose Optimization
(n=16)

- **Patients inevaluable (n=2)**
  - n=1 no measurable C-finding at baseline
  - n=1 received confounding concomitant medication

mIWG-MRT-ECNM response evaluable population
(n=14)

- **Patients excluded (n=3)**
  - n=2 off study prior to first response timepoint
  - n=1 ongoing; has not reached first response timepoint

Centrally assessed for mIWG-MRT-ECNM (n=11)

cogent BIOSCIENCES

14

Response mIWG-MRT-ECNM Response Criteria* Pure Pathological Response Criteria Assessment ✓ Absence of neoplastic MC aggregates in bone ✓ Absence of neoplastic MC aggregates marrow in bone marrow ✓ Serum tryptase ≤ 20 ng/mL✓ Serum tryptase < 20 ng/mL Complete Remission (CR) ✓ Remission of peripheral blood counts✓ Remission of peripheral blood counts ✓ Complete resolution of all mIWG C-findings ✓ Reduction of neoplastic MC in bone marrow ✓ Reduction of neoplastic MC in bone by ≥ 50% marrow by ≥ 50% Partial Remission (PR) ✓ Reduction of serum tryptase by ≥ 50%✓ Reduction of serum tryptase by ≥ 50% ✓ Resolution of ≥ 1 mIWG C-finding ✓ Resolution of ≥1 mIWG C-finding in the Not a part of PPR Criteria Clinical Improvement (CI) absence of CR, CRh, PR, or PD *confirmed response duration must be ≥ 12 weeks 15

Early Responses Observed by mIWG-MRT-ECNM and PPR Criteria

Best Response, n (%) * β (confirmed and unconfirmed)	Total (n=11)	mIWG-MRT-ECNM per CRRC Assessment (TKI‡ Therapy Naïve) (n=9)	mIWG-MRT-ECNM per CRRC Assessment (Prior TKI‡ Exposure) (n=2)
Overall response rate			
CR + CRh + PR + CI†	**8 (73)**	8 (89)	0 (0)
CR + CRh + PR	**6 (55)**	6 (67)	0 (0)
Complete Response (CR + CRh)	**2 (18)**	2 (22)	0 (0)
Partial Response (PR)	**4 (36)**	4 (44)	0 (0)
Clinical Improvement (CI)	**2 (18)**	2 (22)	0 (0)
Stable Disease (SD)	**3 (27)**	1 (11)	2 (100)

**3 patients pending confirmation of response are included: (2) PR; (1) CR in patients diagnosed with SM-AHN*
β mIWG-evaluable patients who have at least one post-baseline assessment are included
‡ SM-directed therapy with midostaurin and avapritinib
† Primary endpoint of Apex study

Best Response, n (%) α	Total (n=12)	PPR per Investigator Assessment (TKI‡ Therapy Naïve) (n=10)	PPR per Investigator Assessment (Prior TKI‡ Therapy) (n=2)
Overall response rate (CR + PR)	**9 (75)**	7 (70)	2 (100)
Complete Response (CR)	**3 (25)**	3 (30)	0 (0)
Partial Response (PR)	**6 (50)**	4 (40)	2 (100)
Stable Disease (SD)	**3 (25)**	3 (30)	0 (0)

α PPR-evaluable patients who have at least one post-baseline assessment are included.
‡ SM-directed therapy with midostaurin and avapritinib

- Median duration on treatment = 27 weeks (range: 0.3-40)
- First confirmed CRh by mIWG documented as early as 8 weeks and first confirmed CR as early as 20 weeks

Data as of: 26Oct2022
DeAngelo D,. et al. American Society of Hematology (ASH) 2022 Annual Meeting; New Orleans, LA, 11 Oct 2022: Publication Number: 626

cogent BIOSCIENCES

16

1 a Prior avapritinib and midostaurin. Discontinued due to disease progression b Discontinued after 2 doses of study treatment due to investigator decision (femur fracture) Includes confirmed and unconfirmed responses Data as of: 26Oct2022 17 DeAngelo D,. et al. American Society of Hematology (ASH) 2022 Annual Meeting; New Orleans, LA, 11 Oct 2022: Publication Number: 626

Data as of: 26Oct2022 DeAngelo D,. et al. American Society of Hematology (ASH) 2022 Annual Meeting; New Orleans, LA, 11 Oct 2022: 18 Publication Number: 626

• The highly potent and selective TKI bezuclastinib was generally well-tolerated across all dose levels and continues to demonstrate a differentiated safety profile – No related cognitive effects or bleeding events reported – Limited effect of bezuclastinib on platelet counts in patients, supported by preclinical data • Treatment with bezuclastinib resulted in encouraging early signs of clinical activity demonstrated across all dose levels – mIWG-MRT-ECNM: 89% overall response rate (CR + CRh + PR + CI) in TKI therapy-naïve patients and 73% in all patients at median follow up of 27 weeks • First confirmed CRh by mIWG as early as 8 weeks and first confirmed CR as early as 20 weeks – 88%, 92%, and 100% of patients with available data achieved a 50% reduction in serum tryptase, KIT D816V VAF, and bone marrow MC burden, respectively • Enrollment to Part 1 is ongoing 19

Demonstrating differentiated profile as potential best-in-class selective KIT mutant inhibitor Building exciting portfolio of next-generation potent, selective kinase inhibitors Cash runway into 2025; $289.1 million as of September 30, 2022 20

Q&A

THANK YOU